SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                           July 28, 2014

CIRRUS LOGIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on July 28, 2014.   At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated June 2, 2014.  Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One:       Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Carter	35,680,683	465,642	18,492,381
Timothy R. Dehne	35,495,409	650,916	18,492,381
Christine King	35,741,316	405,009	18,492,381
Jason P. Rhode	35,828,720	317,605	18,492,381
Alan R. Schuele	35,485,268	661,057	18,492,381
William D. Sherman	33,491,099	2,655,226	18,492,381
Susan Wang	35,672,285	474,040	18,492,381

Proposal Two:       Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
53,519,931	928,455	190,320

Proposal Three:   Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as described in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,300,927	634,931	210,467	18,492,381

Proposal Four:      Approval of the Amendment to, and the Restatement of, the 2006 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,428,350	4,484,011	233,964	18,492,381

Proposal Five:       Approval of the Material Terms of the 2006 Stock Incentive Plan, as Amended and Restated, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,841,524	2,075,054	229,747	18,492,381

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	July 29, 2014
		By:	/s/ Gregory S. Thomas
			Name:	Gregory S. Thomas
			Title:	Vice President, General Counsel, Corporate Secretary